Exhibit (j)(12) under Form N-1A
Exhibit 23 under Item 601/Reg. S-K
KPMG LLP
Two Financial Center
60 South Street
Boston, MA 02111

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and
Board of Trustees of
Money Market Obligations Trust:

We consent to the use of our reports dated September 26, 2011, with respect to the financial statements of Federated Government Obligations Fund, Federated Government Obligations Tax-Managed Fund, Federated Municipal Obligations Fund, Federated Prime Cash Obligations Fund, Federated Prime Management Obligations Fund, Federated Prime Obligations Fund, Federated Prime Value Obligations Fund, Federated Tax-Free Obligations Fund, and Federated Treasury Obligations Fund, each a portfolio of Money Market Obligations Trust, as of July 31, 2011, incorporated herein by reference and to the references to our firm under the headings “Financial Highlights” in the prospectuses and “Independent Registered Public Accounting Firm”, “Addresses”, and “Appendix” in the statements of additional information.

/s/ KPMG LLP
Boston, Massachusetts
September 26, 2011